Exhibit 3.1

BUSINESS CORPORATIONS ACT

BRITISH COLUMBIA

ARTICLES

TELESAT CORPORATION

BUSINESS CORPORATIONS ACT
BRITISH COLUMBIA

ARTICLES

TELESAT CORPORATION

I N D E X

ARTICLES

Company Name:	TELESAT CORPORATION

Translations of Company Name	n/a

Incorporation Number:	BC1270976

PART 1
INTERPRETATION

Definitions

1.1	In these Articles, unless the context otherwise requires:

(a)	“Applicable Securities Laws” means (i) the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, the regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similarly regulatory authority of each province and territory of Canada and (ii) the applicable United States federal and state securities laws, including without limitation, the United States Securities Act of 1933, the United States Securities Exchange Act of 1934, each as amended from time to time, and the rules and regulations promulgated thereunder.

(b)	“board” and “directors” mean the directors of the Company for the time being.

(c)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and includes amendments thereto, and all regulations made pursuant thereto.

(d)	“Company” means Telesat Corporation.

(e)	“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and includes amendments thereto, and all regulations made pursuant thereto.

(f)	“shareholder” means a shareholder of the Company.

(g)	“Super Voting Redemption Notice” has the meaning ascribed to such term in Article 21.7.

(h)	“Super Voting Redemption Price” means $1.00 per Super Voting Share.

(i)	“Super Voting Shares” means the Super Voting Shares Without Par Value in the capital of the Company.

(j)	“these Articles” means the articles of the Company from time to time and all amendments thereto, and the words “herein”, “hereto”, “hereby”, “hereunder”, “hereof” and similar words refer to these Articles as so defined and not to any particular Part, article or other subdivision of these Articles.

(k)	“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

Application of Business Corporations Act Definitions

1.2	Except as otherwise set out in these Articles, the definitions in the Business Corporations Act apply to these Articles.

Application of Interpretation Act

1.3	The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.

Conflict

1.4	If there is a conflict between a definition or rule in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition or rule in the Business Corporations Act will prevail.

Severability of Invalid Provisions

1.5	The invalidity or unenforceability of any provision of these Articles will not affect the validity or enforceability of the remaining provisions of these Articles.

Effect of Omissions and Errors in Notices

1.6	The accidental omission to send notice of any meeting of shareholders to any person entitled to notice or the non-receipt of any notice by any of the persons entitled to notice or any error in any notice not affecting its substance will not invalidate any action or proceeding taken at that meeting or otherwise founded on the notice.

Signing

1.7	Expressions referring to signing shall be construed as including facsimile signatures and the receipt of messages by telecopy or electronic mail or any other method of transmitting writing and indicating thereon that the requisite instrument is signed, notwithstanding that no actual original or copy of an original signature appears thereon.

PART 2
ALTERATIONS

No Interference with Class or Series Rights without Consent

2.1	A right or special right attached to issued shares must not be prejudiced or interfered with under the Business Corporations Act or under the Notice of Articles or these Articles unless the shareholders holding shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of those shareholders.

2.2	Subject to: (i) Article 2.1, (ii) the special rights or restrictions attached to any class or series of shares, and (iii) the Business Corporations Act, the Company may:

(a)	by special resolution, make any alteration to the Notice of Articles and these Articles as permitted by the Business Corporations Act; or

(b)	by directors’ resolution or special resolution, subdivide or consolidate all or any of its unissued, or fully paid issued, shares and if applicable, alter its Notice of Articles and, if applicable, these Articles accordingly.

Alterations

2.3	Subject to Article 2.1, the shareholders may from time to time, by special resolution, make any alteration to the Notice of Articles and these Articles as permitted by the Business Corporations Act.

Change of Name

2.4	The Company may by a directors’ resolution or a special resolution authorize an alteration to its Notice of Articles to change its name.

PART 3
SHARES AND SHARE CERTIFICATES

Sending of Share Certificate

3.1	Any share certificate which a shareholder is entitled to receive may be sent to the shareholder by mail and neither the Company nor any agent of the Company is liable for any loss to the shareholder arising as a result of the accidental omission to send any share certificate or non-receipt of any share certificate so sent.

Joint Ownership

3.2	Where a share is registered in the names of two or more persons, unless the registration on the share certificate specifies otherwise, the share shall, for the purposes of these Articles, be considered to be jointly held by such persons and such persons shall, for the purposes of these Articles, be considered joint holders of such share.

Limit on Registration of Joint Holders

3.3	Except in the case of the trustees of a shareholder, the directors may refuse to register in the central securities register more than three persons as the joint holders of a share.

Delivery of Jointly Held Certificate

3.4	A share certificate for a share registered in the names of two or more persons shall be delivered to that one of them whose name appears first on the central securities register in respect of the share.

Unregistered Interests

3.5	Except as required by law or these Articles, the Company need not recognize or provide for any person’s interests in or rights to a share unless that person is registered as the holder.

Form of Share Certificate

3.6	The board is authorized to adopt and make, from time to time, any amendment to the Company’s share certificate forms required to give effect to the provisions concerning the restrictions on the issue, transfer and ownership of shares of the Company set forth in these Articles.

PART 4
SHARE TRANSFERS

Form of Instrument of Transfer

4.1	The instrument of transfer in respect of any share of the Company will be either in the form on the back of the certificate representing such share or in any other customary form satisfactory to the Company or the transfer agent for the class or series of shares to be transferred.

Effect of Signed Instrument of Transfer

4.2	If a shareholder, or the duly authorized attorney of that shareholder, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer,

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

PART 5
PURCHASE OF SHARES

Authority to Purchase Shares

5.1	Subject to the special rights and restrictions attached to any class or series of shares, the Company may purchase or otherwise acquire any of its shares if authorized to do so by resolution of the directors.

PART 6
BORROWING POWERS

Powers of the Board

6.1	The board may from time to time at their discretion on behalf of the Company:

(a)	borrow money for the purposes of the Company in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)	raise or secure the repayment of any borrowed money, including by the issuance of bonds, perpetual or redeemable, debentures or debenture stock and other debt obligations either outright or as security for any liability or obligation of the Company or any other person;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; or

(d)	mortgage or charge, whether by way of specific or floating charge, grant a security interest or give other security on the whole or any part of the present and future property and undertaking of the Company, including uncalled capital.

Terms of Debt and Security Instruments

6.2	Any debentures, debenture stock, bonds, mortgages, security interests and other securities may be issued at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into shares, attending and voting at a general meeting of the Company, appointment of directors and otherwise as the directors may determine at or prior to the time of issuance.

PART 7
SHAREHOLDER MEETINGS

Calling of Shareholder Meetings

7.1	Meetings of shareholders of the Company shall be held at such time or times as the directors from time to time determine, and at such location or locations as the board, by resolution, may approve.

Electronic Meetings

7.2	The board may determine that a meeting of shareholders shall be held entirely by means of telephone, electronic or other communications facilities that permit all participants to communicate with each other during the meeting. A meeting of shareholders may also be held at which some, but not necessarily all, persons entitled to attend may participate by means of such communications facilities, if the board determines to make them available. A person participating in a meeting by such means is deemed to be present at the meeting.

Notice

7.3	Subject to the provisions of the Business Corporations Act regarding requisitions for general meetings and waiver of notice, the Company will send notice of the date, time and location of a meeting of shareholders to each shareholder entitled to vote at the meeting and to each director at least 10 days before, but no more than 60 days before, the meeting.

Special Business

7.4	If a general meeting is to consider special business within the meaning of Article 8.1, the notice of meeting will:

(a)	state the general nature of the special business; and

(b)	if the special business includes presenting, considering, approving, ratifying, adopting or authorizing any document (including, without limitation, any amendment to the Notice of Articles or these Articles) or the signing of or giving of effect to any document or amendment (including, without limitation, any amendment to the Notice of Articles or these Articles), have attached to it, or be accompanied by, a copy of the document.

PART 8
PROCEEDINGS AT SHAREHOLDER MEETINGS

Special Business

8.1	At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of, or voting at, the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of, or voting at, the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor; and

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution.

Quorum

8.2	Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is the presence in person or by proxy of shareholder(s) who, in the aggregate, hold shares representing not less than a majority of the votes entitled to be cast at the meeting.

Lack of Quorum

8.3	If, within 30 minutes from the time set for the holding of a meeting of shareholders, a quorum is not present,

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved; and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, unless those shareholders present determine otherwise.

Chair

8.4	The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any; and

(b)	if there is no chair of the board or if the chair of the board is absent or unwilling to act as chair of the meeting, the president of the Company, if any.

Alternate Chair

8.5	If, at any meeting of shareholders:

(a)	neither the chair of the board nor the president of the Company is present within 15 minutes after the time set for holding the meeting;

(b)	the chair of the board and the president are unwilling to act as chair of the meeting; or

(c)	the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting;

the directors present may choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders present in person or by proxy may choose any person present at the meeting to chair the meeting.

Postponement or Cancellation of Meetings

8.6	A meeting of shareholders may be postponed or cancelled by the Company at any time prior to the holding of the meeting upon such notice or communication to shareholders, if any, as the board may determine, and, if postponed, the postponed meeting may be held at such time or times, and at such location or locations, as the board, by resolution, may approve.

Procedure at Meetings

8.7	The board may determine the procedures to be followed at any meeting of shareholders including, without limitation, the rules of order. Subject to the foregoing, the chair of a meeting may determine the procedures of the meeting in all respects.

Electronic Voting

8.8	Any vote at a meeting of shareholders may be held entirely or partially by means of telephonic, electronic or other communications facilities if the board determines to make them available whether or not persons entitled to attend participate in the meeting by means of telephonic, electronic or other communications facilities.

Casting Vote

8.9	In case of an equality of votes cast at a meeting of shareholders, the chair does not have a casting or second vote.

PART 9
SHAREHOLDERS VOTES

Joint Shareholders

9.1	If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)	if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

Trustees

9.2	Two or more trustees of a shareholder in whose name any share is registered are, for the purposes of Article 9.1, deemed to be joint shareholders.

Representative of Corporate Shareholder

9.3	If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 1 business day before the day set for the holding of the meeting; or

(ii)	be provided, at the meeting, to the chair of the meeting; and

(b)	if a representative is appointed under this Article 9.3:

(i)	the representative is entitled to exercise in respect of and at that meeting the same rights that the appointing corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Authority to Vote

9.4	The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 10
ELECTION AND REMOVAL OF DIRECTORS

Number of Directors

10.1	The Company will have a board consisting of initially the number of directors that is equal to the number of the first directors and thereafter the number of directors set by special resolution of the shareholders from time to time.

Election of Directors

10.2	At every annual general meeting:

(a)	the shareholders entitled to vote at the annual general meeting for the election or appointment of directors will elect a board consisting of the number of directors for the time being required under these Articles; and

(b)	subject to Article 10.4, all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or reappointment.

Filling of Vacancies

10.3	The board shall have the exclusive right to fill any vacancy from time to time in the office of a director. For the avoidance of doubt, a vacancy shall be deemed to exist, among other times: (a) if at any annual general meeting or special meeting the number of persons elected to the board is fewer than the number of positions on the board then up for election (with the number of vacancies being the amount of the deficiency), and (b) upon the removal of a director pursuant to Article 10.8.

Failure to Elect or Appoint Directors

10.4	If the Company fails to hold an annual general meeting in accordance with the Business Corporations Act or fails, at an annual general meeting, to elect or appoint any directors, the directors then in office continue to hold office until the earlier of:

(a)	the date on which the failure is remedied; and

(b)	the date on which they otherwise cease to hold office under the Business Corporations Act or these Articles.

Removal of Director

10.5	The shareholders may remove any director from office by special resolution.

PART 11
PROCEEDINGS of DIRECTORS

Timing of Meetings

11.1	All actions of directors and of committees of directors, must be taken only (a) at a meeting of such directors duly called at which a quorum is present, or (b) by written resolution in accordance with Article 11.9 below. Meetings of the board will be held on such day and at such time and place as the president or secretary of the Company or any two directors may determine.

Chair

11.2	Meetings of directors are to be chaired by:

(a)	the chair of the board, if any,

(b)	in the absence of the chair of the board, the president, if any, if the president is a director, or

(c)	any other director chosen by the directors if:

(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,

(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting, or

(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

Meetings by Telephone or Other Communications Medium

11.3	A director may participate in a meeting of the board:

(a)	in person;

(b)	by telephone; or

(c)	with the consent of all directors who wish to participate in the meeting, by other communications medium;

if all directors participating in the meeting, whether in person, or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 11.3 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

Voting

11.4	At all meetings of directors every question will be decided by a majority of votes cast on the question and, in the case of an equality of votes, the chair of the meeting will not be entitled to a second or casting vote.

Notice

11.5	A notice to a director shall be effective only if delivered in writing in accordance with this Article 11.5. Subject to Article 11.6, if a meeting of the board is called under Article 11.1, notice of that meeting will be given to each director not less than 48 hours before the time when the meeting is to be held, specifying the place, date and time of that meeting:

(a)	by mail addressed to the director’s address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose, provided that the meeting is to be held not less than three business days from the date the notice of meeting is mailed;

(b)	by leaving it at the director’s prescribed address or at any other address provided to the Company by the director for this purpose;

(c)	orally, including, by telephone, voice mail or on other recorded media; or

(d)	by e-mail, fax or any other method of reliably transmitting messages.

Notice Not Required

11.6	It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed; or

(b)	the director has filed a waiver under Article 11.7.

Waiver of Notice

11.7	Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may, at any time, withdraw the waiver by instrument in writing delivered to the registered office of the Company, and until the waiver is withdrawn, no notice of meetings of the directors shall be given to that director and any and all meetings of the directors, notice of which has not been given to such director shall, provided a quorum of the directors is present, be valid and effective.

Quorum

11.8	The quorum necessary for the transaction of the business of the directors is a majority of the directors then in office. A director holding a disclosable interest in a contract or transaction to be considered at a meeting, if present at the meeting, is to be counted in a quorum notwithstanding such director’s interest.

Resolutions in Writing

11.9	A resolution in writing signed by all of the directors shall be as valid and effectual as if it had been passed at a meeting of the board duly convened and held.

Counterparts

11.10	A resolution in writing may be in one or more counterparts, each of which may be signed by one or more directors, and which together shall be deemed to constitute a resolution in writing.

Remuneration of Directors

11.11	Unless the shareholders by ordinary resolution otherwise resolve, the directors may fix the remuneration of the directors and officers of the Company.

PART 12
COMMITTEES OF DIRECTORS

Appointment

12.1	The board may, by resolution, appoint one or more committees consisting of the director or directors that they consider appropriate.

Duties

12.2	Any committee formed under Article 12.1, in the exercise of the powers delegated to it, shall:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

Powers of the Board

12.3	The board may, at any time:

(a)	revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding;

(b)	terminate the appointment of, or, subject to the other provisions of this Article 12, change the membership of, a committee; and

(c)	fill vacancies in a committee, subject to the other provisions of this Article 12.

Meetings

12.4	Subject to the other provisions of this Article 12:

(a)	the members of a directors’ committee may meet and adjourn as they think proper;

(b)	a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of a directors’ committee constitutes a quorum of the committee; and

(d)	questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

PART 13
OFFICERS

Functions, Duties and Powers

13.1	The board may appoint any officers it considers necessary and for each officer:

(a)	determine the functions and duties the officer is to perform;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit;

(c)	from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer; and

(d)	may terminate such officer’s appointment at any time.

PART 14
DISCLOSURE OF INTEREST OF DIRECTORS

Other Office

14.1	A director may hold any office or position of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

No Disqualification

14.2	No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

Professional Services

14.3	Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

Accountability

14.4	A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

PART 15
INDEMNIFICATION

Mandatory Indemnification

15.1	The Company will indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or in a similar capacity, of another entity, and such person’s heirs and legal representatives to the extent permitted by the Business Corporations Act.

Deemed Contract

15.2	Each director is deemed to have contracted with the Company on the terms of the indemnity referred to in this Part.

Optional Indemnification

15.3	Except as otherwise required by the Business Corporations Act and subject to Article 15.1, the Company may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee, agent of or participant in another entity against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which he or she served at the Company’s request and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction will not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company or other entity and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

Right of Indemnity Not Exclusive

15.4	The provisions for indemnification contained in these Articles will not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of that person’s heirs and legal representatives.

Limit on Liability

15.5	To the extent permitted by law, no director or officer of the Company will be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company will be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Company will be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same will happen by or through his or her failure to act honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Company is employed by or performs services for the Company otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact that the person is a director or officer of the Company will not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

PART 16
DIVIDENDS

Declaration

16.1	Subject to the Business Corporations Act and any special rights or restrictions as to dividends, the directors may from time to time by resolution declare and authorize payment of any dividends the directors consider appropriate out of profits, capital or otherwise, including, without limitation, retained earnings, other income, contributed surplus, capital surplus, any share premium account or appraisal surplus or any other unrealized appreciation in the value of the assets of the Company, if any.

No Notice

16.2	The directors need not give notice to any shareholder of any declaration under Article 16.1.

Timing of Payment

16.3	Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

Dividends Proportionate to Number of Shares

16.4	Subject to any special rights or restrictions as to dividends all dividends on shares of any class or series of shares will be declared and paid according to the number of such shares held.

Manner of Payment

16.5	The Company may pay any dividend wholly or partly by issuing shares or warrants or by the distribution of property, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific property.

Rounding

16.6	If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Method of Payment

16.7	Any dividend or other distribution payable in cash in respect of shares may be paid electronically or by cheque, made payable to the order of the person to whom it is sent, and mailed:

(a)	subject to paragraphs (b) and (c), to the address of the shareholder;

(b)	subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares; or

(c)	to the person and to the address as the shareholder or joint shareholders may direct in writing.

Joint Shareholders

16.8	If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

PART 17
AUDITOR

Remuneration

17.1	The directors may set the remuneration of any auditor of the Company.

PART 18
EXECUTION OF INSTRUMENTS

Authority to Execute Instruments

18.1	The following persons have authority to execute and deliver and certify documents on behalf of the Company:

(a)	such director, officer or other person(s) as are prescribed by resolution of the board; or

(b)	any one officer.

Seal

18.2	The Company’s seal, if any, shall not be impressed on any record except when that impression is attested by the signature or signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if there is only one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.

Certified Copies

18.3	For the purpose of certifying under seal a true copy of any resolution or other document, the seal shall be impressed on that copy and, notwithstanding Article 18.2, may be attested by the signature of any director or officer.

PART 19
NOTICES

Method of Giving Notice

19.1	Unless the Business Corporations Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)	in any other case, the delivery address of the intended recipient;

(c)	unless the intended recipient is the auditor of the Company, sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	unless the intended recipient is the auditor of the Company, sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(e)	physical delivery to the intended recipient;

(f)	creating and providing a record posted on or made available through a general accessible electronic source and providing written notice by any of the foregoing methods as to the availability of such record; or

(g)	as otherwise permitted by Applicable Securities Laws.

Deemed Receipt

19.2	Any notice given to a director will require delivery in writing in accordance with Article 11.5. Subject to the immediately preceding sentence, a notice, statement, report or other record that is:

(a)	mailed to a person by ordinary mail to the applicable address for that person referred to in Section 19.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(b)	faxed to a person to the fax number provided by that person referred to in Section 19.1 is deemed to be received by the person to whom it was faxed on the day it was faxed;

(c)	e-mailed to a person to the e-mail address provided by that person referred to in Section 19.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed; and

(d)	delivered in accordance with Section 19.1(f), is deemed to be received by the person on the day such written notice is sent.

Notice to Joint Shareholders

19.3	A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder whose name stands first on the central securities register in respect of the share.

Trustees

19.4	If a person becomes entitled to a share as a result of the death, bankruptcy or incapacity of a shareholder, the Company may provide a notice, statement, report or other record to that person by:

(a)	mailing the record, addressed to that person:

(i)	by name, by the title of representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the person claiming to be so entitled; or

(b)	if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 20
RESTRICTION ON SHARE TRANSFER

Consent Required

20.1	No security of the Company, other than a non-convertible debt security, may be transferred without the consent of:

(a)	the board, expressed by a resolution duly passed at a meeting of the directors;

(b)	a majority of the directors of the Company, expressed by an instrument or instruments in writing signed by such directors;

(c)	the holders of the voting shares of the Company, expressed by a resolution duly passed at a meeting of the holders of voting shares; or

(d)	the holders of the voting shares of the Company representing a majority of the votes attached to all the voting shares, expressed by an instrument or instruments in writing signed by such holders.

20.2	Article 20.1 does not apply to the Company if and for so long as it is a public company.

PART 21
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO SUPER VOTING SHARES

21.1	The Super Voting Shares have attached to them the special rights and restrictions set out in this PART 21. For the avoidance of doubt, once the Super Voting Shares are redeemed in accordance with Articles 21.7 to 21.9, they will be retired and will not be re-issued.

Voting Rights

21.2	At any time where there are only Super Voting Shares outstanding, the holders of the Super Voting Shares will be entitled to receive notice of and to attend all meetings of the shareholders of the Company and to one vote in respect of each Super Voting Share held at all such meetings.

21.3	At any time where Super Voting Shares and shares of another class are outstanding, the holders of the Super Voting Shares are entitled to receive notice of and to attend all meetings of the shareholders of the Company and, to a number of votes in respect of each Super Voting Share held at all such meetings such that the aggregate number of votes cast by holders of Super Voting Shares equals a simple majority of all votes cast at the meeting by holders of all classes of shares entitled to vote at the meeting (including the holders of Super Voting Shares), except meetings at which only holders of another class or of a particular series shall have the right to vote.

21.4	Except as otherwise provided in the Business Corporations Act or these Articles, the holders of the Super Voting Shares and shares of any other class will vote together as a single class.

Payment of Dividends

21.5	At any time where there are only Super Voting Shares issued and outstanding, the holders of the Super Voting Shares will be entitled to receive dividends if, as and when declared by the board out of the assets of the Company properly applicable to the payment of dividends in such amounts and payable in such manner as the board may from time to time determine.

21.6	At any time where Super Voting Shares and shares of another class on which dividends may be paid are issued and outstanding, the holders of the Super Voting Shares will not be entitled to receive any dividend payable by the Company.

Redemption by the Company

21.7	The Company will be entitled at any time and from time to time to redeem the whole or any part of the Super Voting Shares from any one or more of the holders thereof as the board may in its sole discretion determine for the Super Voting Redemption Price, by delivering to the applicable holders of the Super Voting Shares at the particular holder’s address as it appears on the records of the Company or in the event of the address of any such holder not so appearing then to the last known address of such holder, a written notice (the “Super Voting Redemption Notice”) specifying:

(a)	that the Company desires to redeem the Super Voting Share(s) held by the holder; and

(b)	the certificate number, if any, representing the Super Voting Share(s) to be redeemed, and if only part of the Super Voting Share(s) held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed.

21.8	On receipt of the Super Voting Redemption Notice by the holder, and subject to the provisions of the laws governing the Company, as now existing or hereafter amended, and to the provisions hereof, the Company will immediately redeem such Super Voting Share(s) by paying to the holder the Super Voting Redemption Price therefor.

21.9	The Super Voting Share(s) so redeemed will be, and will be deemed to be, immediately redeemed from and after the time of receipt of the Super Voting Redemption Notice, and the holder of the Super Voting Share(s) will not be entitled to exercise any of the rights of a shareholder in respect thereof, except to receive the Super Voting Redemption Price.

Participation upon Liquidation, Dissolution or Winding Up

21.10	At any time where there are only Super Voting Shares issued and outstanding, in the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets or property of the Company among its shareholders for the purpose of winding-up its affairs, the holders of Super Voting Shares will be entitled to all remaining property and assets of the Company on a share for share basis.

21.11	At any time where Super Voting Shares and shares of another class are issued and outstanding, the holders of the Super Voting Shares will not be entitled, in the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets or property of the Company among its shareholders for the purpose of winding-up its affairs, to receive any payment or property in respect thereof other than the Super Voting Redemption Price in priority to the holders of any then outstanding shares ranking junior to the Super Voting Shares.

Restrictions on Transfer

21.12	The holder of a Super Voting Share may not sell, assign or otherwise transfer a Super Voting Share to any other person without the consent of the Company.

DATED: 20 October 2020

/s/ Henry Intven
Signature of Incorporator
Name of Incorporator: Henry Intven